Exhibit 5.1

Graubard Miller

The Chrysler Building

405 Lexington Avenue

New York, N.Y. 10174-1901

(212) 818-8800

April 15, 2019

ParkerVision, Inc.

7915 Baymeadows Way, Suite 400

Jacksonville, Florida 32256

Re:Registration Statement

Ladies and Gentlemen:

Reference is made to the Registration Statement on Form S-1 (the “Registration Statement”) filed by ParkerVision, Inc. (the “Company”), a Florida corporation, under the Securities Act of 1933, as amended (the “Act”), with respect to the registration pursuant to two forms of prospectus: (a) one to be used in connection with the resale by selling stockholders of up to 12,800,000 shares of common stock, par value $0.01 per share (“Common Stock”) consisting of: (i) 7,800,000 shares of Common Stock issuable upon conversion of, and the payment of interest from time to time for, convertible promissory notes issued between February 28, 2019 through March 13, 2019 (the “2019 Notes”) and (ii) 5,000,000 shares of Common Stock issuable upon the exercise of a warrant issued on December 20, 2018 (the “2018 Warrant”) (collectively, the “Resale Prospectus”) and (b) one to be used in connection with (i) the resale by selling stockholders of 923,540 shares of Common Stock and 350,000 shares of Common Stock issuable upon exercise of a warrant (“2016 Warrant”), which were previously registered pursuant to the Company’s registration statement on Form S-3 which was declared effective on August 2, 2016 (File No. 333-212670), (ii) the resale of 10,000,000 shares of Common Stock (“PIPE Shares”) by Aspire Capital Fund, LLC, which were previously registered pursuant to the Company’s registration statement on Form S-1 along with a pre-effective amendment, which was declared effective on September 10, 2018 (File No. 333-226738), and (iii) the resale by selling stockholders of up to 5,916,120 shares of Common Stock upon conversion of, and for the payment of interest from time to time for, convertible promissory notes (“2018 Notes”), which were previously registered pursuant to the Company’s registration statement on Form S-1 which was declared effective on November 13, 2018 (File No. 333-228184) (this subsection (b), collectively, the “Update Prospectus”). The shares of Common Stock identified above are referred to collectively as the “Shares.”

We have examined originals or copies of the Registration Statement, Resale Prospectus, Update Prospectus, the Company’s corporate records and such other documents, and we have considered such legal matters, as we have deemed necessary and relevant as the basis for the opinion set forth below. With respect to such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as reproduced or certified copies, and the authenticity of the originals of those latter documents. As to questions of fact material to this opinion, we have, to the extent deemed appropriate, relied upon certain representations of certain officers and employees of the Company.

Based upon the foregoing, it is our opinion that:

1.The Shares issued and issuable pursuant to the 2019 Notes have been duly authorized and, when issued upon conversion of the 2019 Notes or as payment of interest thereon, as applicable, in accordance with the terms of the 2019 Notes, will be legally issued, fully paid and non-assessable.

2.The Shares issuable pursuant to the 2018 Warrant have been duly authorized and, when issued in accordance with the 2018 Warrant, against payment therefor, will be legally issued, fully paid and non-assessable.

3.The Shares issued and issuable pursuant to the 2018 Notes have been duly authorized and, when issued upon conversion of the 2018 Notes or as payment of interest thereon, as applicable, in accordance with the terms of the 2018 Notes, will be legally issued, fully paid and non-assessable.

4.The Shares issuable pursuant to the 2016 Warrant have been duly authorized and, when issued in accordance with the 2016 Warrant, against payment therefor, will be legally issued, fully paid and non-assessable.

5.The PIPE Shares have been duly authorized and, when issued in accordance with the terms of the applicable governing documents, against payment therefor, will be legally issued, fully paid and non-assessable.

In giving this opinion, we have assumed that all certificates for the Shares have been, or will be, duly executed on behalf of the Company by the duly authorized Company officers and/or the Company’s transfer agent and registered by the Company’s registrar, if necessary, and conform, or will conform, except as to denominations, to specimens which we have examined.

We are opining solely on applicable statutory provisions of Florida corporate law, including the rules and regulations underlying those provisions, all applicable provisions of the Florida Constitution and all applicable judicial and regulatory determinations.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement, to the use of our name as your counsel, and to all references made to us in the Registration Statement and in the Prospectus forming a part thereof. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations promulgated thereunder.

Very truly yours,

/s/ Graubard Miller